UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2011

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EX-10.1
EX-99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 1, 2011, PHH Corporation (“PHH” or the “Company”) announced that Chief Financial Officer, Principal Accounting Officer and Executive Vice President, Sandra E. Bell, left the Company to pursue other opportunities and that David J. Coles, age 46, was appointed to serve as interim Chief Financial Officer, Principal Accounting Officer and Executive Vice President of PHH while the Company conducts a search for Ms. Bell’s successor. The Company is commencing a search for a permanent Chief Financial Officer, Principal Accounting Officer and Executive Vice President, which will include internal and external candidates. Ms. Bell and the Company are in discussions concerning the terms of her severance. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference.
Mr. Coles was appointed by PHH in accordance with an engagement letter dated March 1, 2011 that PHH entered into with Alvarez & Marsal North America, LLC (“Alvarez & Marsal”). Mr. Coles joined Alvarez & Marsal in 1997 and serves as a Managing Director based in New York. While at Alvarez & Marsal, Mr. Coles has worked in a variety of senior advisory roles and as interim chief executive officer, chief restructuring officer, chief financial officer or chief operating officer with a focus on the financial services and consumer products industries. Mr. Coles’ experience with Alvarez & Marsal has included his service in the following positions: interim chief restructuring officer at Finlay Enterprises, Inc., a specialty store and licensed department store jewelry retailer, from February 2009 through March 31, 2010; interim chief financial officer at Lehman Brothers Holdings, Inc., an investment bank, from September 2008 through February 2009; co-chief executive officer, chief restructuring officer and chief operating officer for Euro-Pro Holdings, Inc., a designer, marketer and distributor of electric kitchen and floor care appliances, from November 2006 through January 2008; and interim chief operating officer for Applica, Inc., a designer, marketer and distributor of electric kitchen appliances, from November 2005 through May 2006. Mr. Coles holds a B.Sc. (Hons) in economics and accounting from the University of Wales Institute of Science & Technology. He has also passed the examinations of the Institute of Chartered Accountants in England & Wales.
During Mr. Coles’ service at PHH in accordance with the engagement letter, Mr. Coles will continue to be employed by Alvarez & Marsal and will not receive any compensation directly from PHH or participate in any of PHH’s employee benefit plans. PHH will instead pay Alvarez & Marsal $138,125 per month for the services of Mr. Coles and will reimburse Alvarez & Marsal for the reasonable out-of-pocket expenses of Mr. Coles. In addition, PHH and Alvarez & Marsal agreed to reach an agreement within thirty (30) days following the date of the engagement letter regarding the terms of incentive compensation to be paid to Alvarez & Marsal (the “Incentive Fee”), which Incentive Fee shall not exceed 35.29% of Alvarez & Marsal’s total monthly fees from PHH. While rendering services to PHH, Mr. Coles is permitted to continue to work with Alvarez & Marsal personnel in connection with unrelated matters.
The engagement letter may be terminated by the Company without Cause (as defined in the engagement letter) upon 7 days’ prior written notice or by Alvarez & Marsal without Good Reason (as defined in the engagement letter) upon 30 days’ prior written notice. If PHH terminates the engagement letter without Cause or Alvarez & Marsal terminates the engagement letter with Good Reason, Alvarez & Marsal will receive the amount of any earned but unpaid Incentive Fee even if the triggering event to be agreed upon occurs within three months of termination of the engagement letter. If PHH terminates the engagement letter for Cause at any time, PHH will be relieved of all of its payment obligations thereunder, except for the payment of fees and expenses incurred by Alvarez & Marsal through the effective date of termination. The engagement letter also contains certain covenants, which, among other things, restricts Alvarez and Marsal for specified periods following termination of the engagement letter, from: (i) assigning Mr. Coles to provide services to certain specified competitors of PHH substantially similar to those he provided to PHH; and (ii) directly soliciting certain PHH employees. PHH also agreed that, for a two year period following the termination of the engagement letter, the Company will not solicit, hire or otherwise engage Mr. Coles for so long as he is employed by Alvarez & Marsal or its affiliates. A copy of the engagement letter is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1	Engagement Letter, dated March 1, 2011, by and between PHH Corporation and Alvarez & Marsal North America, LLC.

99.1	Press Release dated March 1, 2011 announcing CFO transition.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION
By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel and Secretary
Dated: March 4, 2011